Exhibit 10.8

(English Translation)

Contract No: ZHENGONGCHENGGIIHEZI (2008) NO 03-054

SHENZHEN ZHENYE(GROUP)CO., LTD.

Equipment Purchasing Contract

Name of the equipment/material:

Visual Intercom System for Zhenye City Phase 2-5

Delivery Location:

Building Site of Zhenye City Phase 2-5, Henggang Liuyue, Longgang District, Shenzhen

Party A: SHENZHEN FIRST CONSTRUCTION ENGINEERING CO., LTD.

Party B: SHENZHEN SKYRISE TECHNOLOGY CO., LTD

Party C: SHENZHEN ZHENYE(GROUP)CO., LTD

PART ONE           AGREEMENT

Party A (Full name):

SHENZHEN FIRST CONSTRUCTION ENGINEERING CO., LTD.

Party B (Full name):

SHENZHEN SKYRISE TECHNOLOGY CO., LTD

Party C (Full name):

SHENZHEN ZHENYE(GROUP)CO., LTD

In accordance with The Contract Law of the People's Republic of China and other relative laws and regulations, observing principles of equality, impartiality, honesty and voluntarily, the three parties above form this contract after negotiations regarding the supply of the equipments mentioned in this contract.

1. Equipment/Material List:

No.	Name	Spec.	Qty	Unit Price	Total	Note
1	Central Management Machine	XP880C5M	2	¥5120	¥10,240	Bundled power supply included
2	Skyrise Digital Intercom Management Software V3.4	XP880SW	1	¥110,000	¥110,000
3	System Server ( including bundled software and database)	DELL Optiplex 755	1	¥10,000	¥10,000	DELL Optiplex 755
4	Digital Indoor Machine (7 cun)	XP862C7PT	914	¥1,890	¥1,727,460	7-cun Screen
5	Skyrise Digital Indoor Machine Control Software V 1.6		914	¥810	¥740,340
6	Digital Indoor Machine (5.6 cun)	XP863C56PT	849	¥1,400	¥1,188,600	5.6-cun Screen
7	Skyrise Digital Indoor Machine Control Software V 1.6		849	¥600	¥509,400
8	Wall Phone	XP882C4W	8	¥3,059	¥24,472	4-cun, In-wall, Warter-Proof
9	Skyrise Digital Door Machine Control		8	¥1,311	¥10,488

	Software V 1.2
10	Machine for Door of Hall Unit	XP882C4D	43	¥3,059	¥131,537	4-cun, Pole Installation
11	Skyrise Digital Door Machine Control Software V 1.2		43	¥1,311	¥56,373
12	Machine for Door of Basement Unit	XP882C4D	35	¥3,059	¥107,065	4-cun, In-wall Installation
13	Skyrise Digital Door Machine Control Software V 1.2		35	¥1,311	¥45,885
14	Double Confirm Machine on Villa Door	XP882CD-V	203	¥1,190	¥241,570	In-wall Installation, Water-proof
15	Skyrise Digital Door Machine Control Software V 1.2		203	¥510	¥103,530
16	Power Module	XP18S8A	560	¥400	¥224,000	Each per villa, Each for two apartments
17	Machine on Unit Door and Power Supply for Fence Machine	XP12S3A	86	¥150	¥12,900
	Total Amount (tax included): RMB				¥5,253,860

Note: The actual supplying quantity is based on the quantity counted by the Construction Party and Party C according to the construction drawing. If the actual supplying quantity required by the construction party is bigger than the estimated quantity, the exceeding part should be deducted from the payment to the Construction Party by Party C.

2.	Delivery Location

Delivery location: Building Site of Zhenye City Phase 2-5, Henggang Liuyue, Longgang District, Shenzhen

3.	Way of Delivery and Time

Once the contract is validate, Party C should provide Product Purchase Plan to Party B in different parts. Party B must deliver the products to the specified location (reachable by truck) by Party C within 40 calendar days after the order had been received.

4.	Technical Standards and Quality Requirement

4.1

The equipments supplied by Party B should be brand new (including spare parts), and are conform to the national testing standard or have qualification certificate issued by relative quality testing department. The product specification and technical data should conform to the requirement of relative national administrative department. Party B should provide free operation training service and usage instructions and relative material. The Construction Party should organize initial inspection and acceptance within 3 days after the products are delivered to the construction site. The products are to be considered qualified if the Construction Party does not inspect and accept the products after 10 days. The risk for damages and lost should be afforded by Party B before the Construction Party accept the products.

	4.2	Party B is not allowed to revise the requirement of the equipment/material.

4.3

Reasonable suggestions regarding revisions and replacement to/of the equipment/material proposed by Party B when supplying the products should be agreed by Party A and Party C. If Party B change and substitute the equipment/material without permit of Party A and Party C, Party B should afford the cost and reimburse the relative loss caused to Party A and Party C, and the delivery date is not allowed to be postponed.

4.4

If Party C agrees with the reasonable suggestions proposed by Party B, the cost and profits generated by such suggestions, Party B and Party C will afford or share in way specified in separate agreement.

4.5

During the contract term, if Party A and Party C require changing the specification of the equipment/material or other actual change happens, it should be solved by the three parties through negotiation.

	4.6	Party C should not afford any responsibility for quality.

5.	Equipment Installation/ Material Using for Construction

Before starting to install the equipments, Party B should set a meeting time with the Installation (Construction) Party to specify the technique for the equipment installation and the material usage and meanwhile invite the supervising department and Party A to join the meeting. If there are quality problem, equipment and material damage, failure to pass the inspection and other damage to Party A due to lack of the meeting, the Installation Party should take the whole responsibility while Party B take related responsibility.

6.	Equipment/ Material Quantity and Test/Measure Method

	6.1	Party B should supply the products according to the list of this contract, if Party C does not deliver separated written notice according to the contract.

		a)	The actual quantity the Construction Party accepts is subject to the quantity of the qualified products passing the inspection. But the quantity could not exceed the agreed quantity specified in the equipment/material list.

b)

During the process of on-site quantity measuring, if Party A authorizes the Installation Party to take part in the inspection process, Party A should coordinate with the Installation Party to arrange at least one person to take part in the inspection process while Party B should also arrange at least one person to join the measuring. The on-site measuring should be prepared and recorded by Party B in written form. All the parties should sign on the written record after the process is finished. If Party B fails to prepare and record the measuring process and does not fill up within 48 hours, and according to need, it could be re-measured but the cost caused should be afforded by Party B.

c)

Party B could accept the requirement for increasing quantity of the Construction Party, in condition that the Construction Party delivers a written notice with signature of representative of Party A at a production cycle in advance, the project manager of Party B confirms by signature. The production cycle time should be specified in the special clauses agreed by both Parties. Party B should deliver the products ASAP if there are finished products in stock.

7.	Packaging and Transportation

	7.1	Packaging

a)

Despite the circumstance that Party A specifies requirements about packaging in the special clauses, the packaging of equipment and material is charged by Party B, Party B should design the packaging in method suitable for transporting and warehousing. The cost is already included in the contract price.

b)

The packaging should be anti-wet, anti-rain, anti-rust, anti-shaking or anti-erosion according to different characteristics of different materials. Party B should take the risk of poor packaging. Party B should afford the damage of the products due to poor packaging design, making or quality. If such damages cause the delay of the construction and extra labor cost of Party A, Party A has the right to require reimbursement.

c)

There should be product name, specification, color, quantity, products grade, piling requirement, and environment requirement and manufacturer information on the package. Losses caused by wrong installation, piling and warehousing due to missing or unclear mark on the package should be afforded by Party B. If such losses cause the delay of construction and extra labor cost of Party A, Party A has the right to require reimbursement.

d)

Considering the protection of environment, if Party A requires, Party B should do its best to handle the recycle of the packing material,and the recycling fee should be paid to Party A could be decided by the two parties through negotiation.

7.2	Transportation

The transportation and the risk during transportation of the equipment and material specified in this contract should be responsible by Party B. The transportation fee and transportation insurance fee are specified in this contract. Party A and Party C are free of such responsibility.

8.	Delivery and Inspection

	8.1	Delivery

8.11

It is specified in this contract that Party B should be responsible for the delivery of the products. Despite the force majeure, Party B should deliver the products to the location and by time specified in this contract. Party B should pay penalty of 0.1 percent of the contract price per day to Party C for delay of delivery.

8.12

Party B should inform Party A the delivery time by written notice 10 days before the delivery and get confirmation by Party A. Party A is responsible for preparing the site and arranging inspector for the inspection.

8.13

Party B should inform Party A the exact time by written notice 48 hours before the delivery and get confirmation by Party A, the confirmed time should be precise to hour, and if the delivery is delayed more than 4 hours, Party B should pay penalty of five hundred Yuan per time.

8.14

Party B can accept Party A’s requirement about the delivery time adjustment, temporary stop of supply or resume supply in condition that: Party A and Party C reach into consensus and deliver a written notice with signature of project manager of Party A 15 days in advance, and this can be executed after the project manager of Party B confirms by writing. In such circumstances, Party A does not bare any contract breach responsibility.

8.2	Inspection and Acceptance

	8.21	The inspection and acceptance should start after all the products are downloaded from the truck on the specified location.

8.22

Both Party A and Party B and the entrusted inspector by Party A should conduct inspection and acceptance according to the measuring method, technical standard and quality specified in this contract. The main points to be confirmed: quantity, specification, origin, quality grade, measurement, color, data plate, complete packaging mark, perfect status, delivery material. All the parties’ signatures means the inspection and acceptance are completed. And all the equipment/material can be put into use, but this does not exempt Party B’s responsibility, contract responsibility and reimbursement responsibility to the defected and unqualified manufacture, design and function of the supplied products.

8.23

If there is disqualification in quantity, specification, origin, quality grade, measurement, color, data plate, complete packaging mark, perfect status, delivery material, Party A has the right to refuse to accept or partially accept, return, partially return or terminate the contract, and require Party B to reimburse the losses due to construction delay and re-work.

8.24

Within 3 days after delivery, Party A should take sampling for inspection at time confirmed with Party B, if the sample fails to pass the inspection, Party A has the right to refuse acceptance, return products, terminate the contract and require Party B to reimburse the loss due to construction delay and re-work.

9.	Contract Price and Payment

	9.1	Contract Price

Amount (temporary) Capital: FIVE MILLION, TWO HUNDRED AND FIFTY-THREE THOUSAND, EIGHT HUNDRED AND SIXTY RMB
Amount in figures:¥5,253,860 RMB

9.11

The unit price of each product is specified in the clause 1 Equipment Material List, any of the parties can not change without leave .Despite the three parties agreed or supplement in other special agreement, the contract price includes: the price Party B delivers the finished equipment and material which conform to technical standard and quality requirement according to the contracted list to said location(ground surface) agreed by both Party A and Party B and pass the equipment and material to Party A. This includes: manufacturing, packaging, transporting (including insurance), tax, all the fees regarding delivery to the building site and pile the products to agreed location of Party A and second load and discharge fee, also includes fees for on-site coordination, on-site inspection and acceptance preparation, sampling testing, delivery of sample for inspection, mending and replacing due to quality problem, technical guidance and training. The total price is subject to the actual quantity of supply.

9.12

Under circumstances that Party A requires changes to the equipment/material, Party B should provide a report on price change within 14 days after Party A confirms the changes to the equipment/material. The contract price can be changed after Party A and Party C’s confirmation. The price change follows below method:

If there is unit price conform to the equipment/material change specified in the contract, the contract price should be changed according to the specified unit price in the contract; If there is only similar unit price conform to the equipment/material change specified in the contract, the contract price can be changed accordingly with the specified unit price in the contract for reference; If there isn’t same or similar unit price conform to the equipment/material change specified in the contract, Party B can propose a reasonable price change and such change can be executed after Party A and Party C’s confirmation.

9.13

If Party B does not provide price change report regarding the equipment/material change to Party A within 14 days after both parties confirm the changes to the equipment/material, it will be considered that such change does not lead to the change of the contract price.

9.14	Party B does not have the right to add up the contract price if the change to equipment/material is due to Party B’s own problem.

9.2	Contract Price Payment

1)	20% of the contract price should be paid to Party B as deposit within 20 working days after the signature of this contract.

2)	60% of the contract price should be paid to Party B within 20 days after all the products are inspected and accepted on the building site and all the payment files are complete.

3)	15% of the contract price should be paid to Party B within 20 days after the building project is completed, accepted and squared with all the payment files are complete.

4)	5% of the contract price is to be reserved as warranty fund. This amount should be squared according to the regulations specified in clause 11.2 after the guarantee period.

5)	The paying period is within 20 days after all the payment files are provided.

Note:

Party C does not afford contract breach responsibility if the payment delay is due to Party B’s failure of providing valid payment proofing file in time.

If quality, delivery term, time limit can not reach the requirement of the contract, before settlement of all the problems, Party B does not have right to require any payment.

Party C pays to Party B by way of transfer. Party B has to provide a proof of Party B’s bank account name and account number with Party B’s stamp.

Party C’s payment will all be arranged before 15th of every month.

9.21	The payment proofing files include:

Lawful tax invoice of equivalent amount as the payment amount.

Transfer proof of the products material. The products material includes spare parts, ex-work qualified certificate, inspection qualified certificate, instruction menu, technical drawings, professional tools, warrant. If the materials can not be separated, all the materials should be provided upon the first payment after the deposit.

Proof of inspection qualified, which should specify the equipment/material name, quantity, unit price and total amount and meanwhile have the signatures of the project manager of the installation company, director of the supervising company and project manager of Party A.

Guarantee period quality and service contract proof issued by the property company with signature of the manager of the managing department of the property company. This clause only refer to the quality assurance bail should be paid after the guarantee period is completed.

9.22	Party A and Party C do not afford contract breach responsibility if the payment delay is due to Party B’s failure of providing valid payment proofing files in time.

10.	Breach of Contract, Disputes and Claim Indemnity

	10.1	Breach of Contract

		10.11	Any of the three party can not execute this contract fully would be considered as breach of contract.

		10.12	Despite all the three parties all agree to terminate this contract, the party which breach the contract should still execute this contract while afford the responsibilities of breach of contract.

10.13

If Party B does not execute the contract seriously or oversee any work and responsibility of Party B specified in this contract, and does not take effective measures to improve and take effect within 15 days after Party A and Party C deliver written notice of require improvement, Party A and Party C have the right to terminate the contract after consensus and inform Party B by written notice. Party A has the right to inform Party C by written notice to keep back reimbursement for the economic losses caused by the above behavior from the payment should be paid to Party B by Party C.

10.14

Regarding the penalty of breach of contract that Party B should pay to Party A but does not pay to Party A in time after Party B receives the written notice from Party A, Party A has the right to inform Party C to deduct from the payment should be paid to Party B by Party C.

	10.2	Dispute

For any dispute happens during the executing process of this contract, the two

Parties should resolve by friendly negotiation. If negotiation fails, it can be submitted to Shenzhen Arbitration Committee for arbitration. And the arbitration is the end saying, both parties should execute without any other conditions.

10.3	Claim Indemnity

When one party claims indemnity from the other party, cogent reason should be presented and valid evidence proving the issue causing the claim of indemnity should be provided.

11.	Construction Guidance and Quality Warranty

11.1

Party B should afford the quality warranty responsibility during the quality warranty term of the equipment and material delivered to the construction party according to law, administrative regulations or relative national regulations regarding quality warranty of the equipment and material.

11.11

Term of Quality Warranty: should not be shorter than the term specified in this contract and the national regulation. The term starts from the date of admission of Zhenye City 2-5 phase. The exact length is two years.

11.12

Quality Warranty Scope: Items included in the contract price of this contract, all the other agreements between Party A and Party B and quality problem caused by Party B are all included in the quality warranty. And all the losses of Party A and property owners due to the quality problem caused by Party B should be responsible by Party B. Construction project quality problem caused by poor design or improper usage by Party A, Party B provide rework service on Party A’s expenses.

		11.13	Equipment Installation Guidance and Trial Run of Equipment:

Party B should arrange professional engineer to the building site of Party A to guide the downloading the equipment and arrange trial run for the equipment after the construction party finishes the installation; During the trial run, if any failure happens, Party B should arrive the location of the equipments within 4 hours upon receiving phone calls from Party A or the property owner and solve the failure within 48 hours. If Party B does not arrive at the site in time, Party A can arrange other companies or people to handle and the cost would be deducted from the contract price.

		11.14	After Sale Service and Maintenance

During the quality warranty, despite improper operation by the operator, any problem caused by the product itself which influence the normal usage of the equipment, Party B should troubleshoot the failures within 48 hours after receiving the product with fault delivered by the construction party. If Party B does not arrive at the site in time, Party A can arrange other companies or people to handle and the cost would be deducted from the quality warranty bail and the exceeding part should be paid by Party B.

11.15	Party B Maintenance Arrangement

1)	Party B should nominate fully authorized representative to handle the maintenance of this project.

2)	Party B’s responsible person for the maintenance: Jiangang Feng

Address: 4th Floor, Building 3, Maque Ling Industrial Zone, Nanshan District, Shenzhen. Tel: 0755-26012511 Fax: 0755-26012468

		3)	Any change to the above information should be informed to the maintenance responsible person of Party A by written notice, or it would be considered that Party B has already received the information Party A delivers.

11.2	Quality Warranty Bail:

11.21

Party B and Party C agree to keep back 5% of the contract price as quality warranty bail. Party C should pay the balance of the quality warranty bail at a time to Party B within 20 days after the quality warranty term (does not include postponement of the guarantee) has finished and Party B finishes all the maintenance work ( should be signed by Party A and the property managing company).

11.22

If the maintenance fee paid by Party C exceeds the quality warranty bail, the exceeding part should still be paid by Party B; all the quality warranty bail does not count the interest. If Party B is not willing to pay the exceeding part, Party C has the right to deduct from other fees should be paid to Party B and if it is still not enough, Party C could require reimbursement by means of law.

12.	The Safety of Production and the Delivery to the Construction Site

12.1

The equipment and material specified in this contract is not allowed to be produced by producers other than the listed suppliers in the equipment and material list of this contract. Once party B has the above behavior, Party A and Party C have the right to refuse to accept or partially accept, return, partially return or terminate the contract after reaching consensus, and all the losses due to such behavior should be afforded by Party B.

	12.2	Consigned production to specified suppliers could not exempt any responsibility and obligation of Party B.

12.3

The payment to the consigned producer should be settled by Party B. Party A and Party C could not pay any fees specified in this contract to the consigned producer by any means without agreement of Party B.

12.4

Party B should obey the relative managing rules on the construction site safety after entering the construction site. The responsibility of accident caused by improper safety measures by Party B and the cost caused should be afforded by Party B.

	12.5	Party B should be responsible for arranging the meals and accommodations of the workers; this project does not provide facilities for meals and accommodations.

	12.6	If safety accident happens, the cost should be afforded by the responsible party for the accident.

	12.7	If Party B needs to use derrick,outdoor elevator, scaffold etc, Party B should inform Party A with the using time and requirement in advance and afford the expenses.

13.		Force Majeure

13.1

The standard for force majeure: earth shake above grade 6, war, turmoil,falling of flying object from the air, explosion not caused by Party A or Party B, major national policy adjustment related to this project.

	13.2	If any of the above mentioned force majeure happens, Party B should take action immediately and inform Party B about the influence to delivery.

14.		Intellectual Property

Party B should guarantee the products and software used in this contract do not breach any third party’s intellectual property. If there is any breach of any third party’s intellectual property, Party B should afford all the responsibility and all the losses caused to Party A.

15.	Termination of Contract

	15.1	The contract could be terminated by consensus of all the three parties.

	15.2	If it the circumstances specified in clause 8.11, clause 8.23 and clause 12.1 of this contract happen, Party A and Party C have the right to terminate the contract upon consensus.

	15.3	If it happens any of the below circumstances, the three parties should terminate the contract:

The force majeure leads to failure of execution of the contract;

Other reasons which leads to the stop or postpone of the project which cause the failure of execution of this contract.

15.4

In circumstance that Party A and Party C require to terminate the contract according to the clause 15.2 of this contract, the contract is terminated upon the time Party B receives the written notice of Party A and Party C, Party A and Party C should deliver written notice to Party B and inform Party B before the two parties deliver the notice to Party B.

	15.5	The termination of this contract would not affect the validity of the settlement and clearing clauses specified in this contract.

16.	The Normal Rights and Obligations of the Three Parties

16.1	Party C and Supervisor

16.11

In circumstance that Party C authorizes the supervising government department to take part in the inspection and acceptance of the products, the name of the supervising government department, content of supervising, right of supervising, name of the director, title and obligations are to be specified in the special clauses. In circumstance that Party C requires the director to ask for approval before executing some rights in the special clauses, the director should get approval before taking any action. If not specified, Party C could perform its responsibility according to the national supervising provisions.

16.12

The name and title of representative of Party C should be specified in the special clauses, the authority is: represent Party C to perform the agreed right and obligations of Party C in this contract, sign the order of Party C, among which any revision to this contract including adding up items, revising parameters and payment of the contract price should be authorized by the legal person of Party C.

16.13

Despite the circumstance that it is specified clearly in the contract or that Party A and Party C both agreed after negotiation, the director has no right to terminate any rights and obligations of Party B specified in this contract.

16.14

In circumstance that Party C does not authorize supervising government department to take part in the inspection and acceptance process, the director and representative director mentioned in this contract is the professional engineer appointed by Party C to the construction site.

16.2	Authorization and Instruction of Project Manager of Party A, Representative and Director of Party C.

	16.21	Name and title of project manager of Party A should be specified in the special clauses.

16.22

The representative and director of Party C could authorize representative to perform the rights and obligations specified in the contract and could withdraw the authorized representative when necessary. But the authorization and withdrawal all should inform Party B by written notice 7 days in advance.

The correspondences signed by the representative of the representative and director of Party C within the authority scope of the representative and director of Party C have the equivalent validity. If Party B has doubt about the correspondences, Party B could send the file to the representative and director of Party C for confirmation.

Except the representative and director of Party C and the authorized representative, any other staffs appointed by Party C have no right to deliver any instructions.

16.23

The written instructions and notices signed by the project manager of Party A, representative and director of Party C become validate upon the time the project manager of Party B signed the name and receiving time on the receipt. In urgent circumstance, the project manager of Party A, representative and director of Party C could deliver oral instructions, but need to confirm by written notice within 48 hours, Party B should perform the oral instruction accordingly. If the project manager of Party A, the representative and director of Party C do not provide written confirmation in time, Party B should require written confirmation within 3 days after the oral instruction has been delivered. If Party B does not propose the requirement, Party B should afford the responsibility.

If Party B thinks the instruction of the project manager of Party A, the representative and director of Party C is not proper, Party B should provide a written report about revision of the instruction to the project manager of Party A, the representative and director of Party C within 24 hours upon receiving the instructions. The project manager of Party A, the representative and director of Party C could make decision of revising the instruction or continue the original instruction. In emergency that the project manager of Party A, the representative and director of Party C require Party B to execute the instructions immediately, Party B should execute the instructions without any conditions. Party A and Party C have the right to terminate the contract if Party B refuses to execute the instructions.

16.24

If Party C needs to replace the representative and director, Party C should inform Party A and Party B by written notice in advance. The new representative and director should continue to perform the right and obligations of the previous representative and director specified in the contract.

16.3	The Project Manager of Party B

	16.31	Name and title of project manager of Party B should be specified in the special clauses.

16.32

The notice delivered by Party B according to the contract should be signed by the project manager of Party B in written form, stamped and be delivered to Party A and the supervising government department, or else, Party A and the supervising company have the right to refuse acceptance.

16.33

The project manager of Party B should organize production and delivery according to the instructions delivered by Party A or its nominated supervising government department according to the contract. In emergency circumstances that Party A is not able to reach the project manager of Party A and director, the project manager should take emergent measures to protect the safety of the staff, the equipment/material and the property. And a report should be provided to the project manager of Party A and the director within 48 hours after the action. The costs are to be afforded by the responsible party. If it is Party B’s responsibility, the delivery date could not be postponed.

16.34

If Party B needs to replace its project manager, Party B should inform Party A and Party C in written notice 7 days in advance, enclosed the detailed introduction and resume of the new project manager and get approval from Party A and Party C. The new project manager should continue to perform the right and obligations specified in the contract.

	16.35	Party A and Party C could negotiate with Party B to replace the project manager of Party B considered to be unqualified by the two parties upon reach consensus.

16.4	Work of Party A

	16.41	Party A should complete below work according to the content and time specified in the special clauses:

1)

Provide sample, drawing or usage technical requirements at the time specified in the special clause and verify the manufacturing technique proposed by Party B but Party B could not be exempted from the responsibility.

		2)	Examine and verify the packaging and transporting measures provide by Party B, but Party B could not be exempted from the responsibility.

		3)	Confirm the delivery confirming note provided by Party B, but Party B could not be exempted from the responsibility.

		4)	Deliver notice to Party B for construction project regular meeting 48 hours in advance according to the actual coordination needs.

		5)	Organize inspection and acceptance for the products.

6)

For the work that should be completed by Party B specified in the contract, if Party B refuses to complete or could not complete according to the requirements of the contract, Party A and Party C have the right to arrange other companies to complete the job if the both parties reach consensus. The cost caused should be deducted from the payment to Party B.

		7)	Other work that Party A should do is to be specified in the special clauses by the two parties.

		8)	Deliver instructions to Party B such as adding up the quantity, adjusting the delivery date and canceling the order etc in way been specified in the contract which agreed by Party C.

16.5	Work of Party B

16.5.1	Party B finishes following work according to the content and time specified in the special clauses:

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Provide products that conform to the technical standard and quality requirement specified in the contract according to the equipment/material list, contract price, delivery location, delivery method and time agreed in the contract.

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Provide manufacturing technique proposal to Party A according to the special clauses, and the cost has already been included in the contract price. If contract coverage includes design, Party B should execute within the allowed business scope and the design certificate grade of Party B and report to the director and the representative of Party A before producing the products according to its design, and the design fee has already been included in the contract price.

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To take part in the regular meeting of the building project according to Party A’s requirement. The project manager of Party B should take part in every regular meeting of the building project. If Party B can not join the meeting, Party B should submit an application to Party A 4 hours in advance, and can not be absent form the meeting without Party A’s permission. And Party B should execute the instructions confirmed in the meeting unconditionally.

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The staff of Party B enters the building site with equipment/material, who should obey the relevant regulations regarding the environmental hygiene management, safety management of the delivery site, and take suitable environmental protection and safety protection measures. Party B should afford all the responsibilities due to any breach of the relative rules because of Party B’s fault.

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Obey the managing regulations of the relative governmental managing department regarding packaging and transporting, and handle the relevant procedures according to the rules, and copy to the director and representative of Party B. Party B should afford any punishment and penalty by the government due to Party B’s fault.

<>	Coordinate with the selling needs of Party C to deliver the equipment/material needed for the sample room in priority .

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Coordinate with Party A or the supervising company or Party C to spot check the raw material, half-finished products, finished products and treating process during the manufacturing process as required by Party A or supervising company or Party C, and the fees are included in the contract price.

<>	Other work that Party B should do is to be specified in the special clauses by the two parties.

16.5.2	Party B should afford all the relevant loss of Party A which are caused by Party B’s failure in performing any of the obligations specified in clause 9.1.

16.6	Work of Party C

Party C should complete following work according to the content and time specified in the special clauses:

<>	Make adjustment to the arrangement of the building site and revision to the design drawing according to the selling needs.

<>	Settle the payment with Party B with the agreement of Party A.

<>	Check and verify after the initial check by the supervising company and settle payment of the equipment/material to Party B

<>	Organize inspection and acceptance of the final completed construction.

17.	The Files Included in This Contract

The included files and the explanation priority order are as follows:

1)The written agreement or file regarding the negotiation and revision to the purchasing of relevant equipment/material of Party A and Party B during the execution of this contract;
2)This contract;
3)Notice of winning the bid ( if this contract is concluded according to the bidding)
4)The bidding letter, bidding file and its appendix ( if this contract is concluded according to the bidding)
5)The special clauses of this contract
6)The normal clauses of this contract
7)The quality warranty instruction of the equipment/materials
8)Standards, regulations and relevant technique files
9)Drawings and (or) the samples
10) The building project list
11) The project quotation or the budge letter
12) Other files included in this contract are listed in the Special Clauses of part 3 of this contract.

18.	Word Definition and the Contract File

Word Definition

Despite special explanation specified in Special Clauses, the following words should have definition of below clauses.

18.1	General clauses: the clauses that apply to the purchase and delivery of equipment/material according to the Law of China, regulations and need of purchasing and supplying the equipment/materials.

18.2

Special clauses: the clauses made after negotiation with consensus according to the actual situation and the Chinese laws and regulations which are revision, supplement and further explanation to the general clauses.

18.3	Construction Contract is the general contracting contract signed by Party A and Party C, whose name should refer to special clauses.

18.4	Party A: the general contractor of this building project specified in this contract.

18.5	Party B: concerned party with the qualification of equipment/material supplier accepted by Party A and the legal successor of the concerned party specified in the contract.

18.6	Party C: SHENZHEN ZHENYE(GROUP) CO.,LTD

18.7	Representative of Party C: the authorized representative to perform this contract by Party C, whose detailed rights and obligations are specified in the special clauses.

18.8	Project Manager of Party A: the representative responsible for construction managing and contract execution nominated in the special clauses.

18.9	Project Manager of Party B: the representative responsible for supply managing and contract execution nominated in the special clauses.

18.10	Installation Company: The company responsible for the installation/construction of the equipment/material of this contract, whose name should refer to the special clauses.

18.11	Supervising Company: The company authorized by Party A responsible for supervising this project, whose name should refer to the special clauses.

18.12	Director: The director appointed by the supervising company, the detailed rights and obligations are specified in the special clauses.

18.13	Quality Supervising Inspecting Party: The party authorized by Party A responsible for the quality supervising and inspecting, please see the name in the special clauses.

18.14	Unit Price: The price of equipment/material per unit.

18.15

Contract Price: The total price should be paid to Party B by Party C according to the contract for completing the task of supplying products contract coverage and affording all the responsibility of the quality warranty responsibilities.

18.16

Additional Contract Price: the price added to the original contract price counted according to the contract price counting method confirmed by Party A under the circumstance that price should be added during the execution of the contract.

18.17	Expenses: The expenditure should be afforded by Party A, Party B or Party C which are not included in the contract price.

18.18

Drawing: All the drawings (including the supporting instructions and relevant materials) needed by Party B for completing supplying task which are provided by Party A or Party B and approved by Party C.

18.19

Sample: the actual samples (with same appearance, measurement, color and weight etc.) needed by Party B for completing the supplying task or by Party A for inspection and acceptance which are provided by Party A or Party B and confirmed by Party A, whose color, pictures or usage function should be verified by Party C.

18.20	Written Form: Form that can display the content concretely such as the contract, letter and digital communications (including telegram, telex, fax, digital communications and emails).

18.21

Responsibility for breach of the contract: the behavior of any party of the contract not performing the contract obligations or that the performing does not conform to the responsibility should be afforded as agreed.

18.22

Reimbursement: The requirement of economic indemnity or delivery term postpone to the other party, under circumstance that loss is caused not because of the party’s fault but the responsibility should be afforded by the other party during the process of execution of the contract.

18.23

The time counted by hour specified in this contract, it should be counted start from the issue validate (the rest time can not be deducted); it is specified to be counted by day, the starting day is not included but start to count from the second day. If the last day of the time deadline is a rest day or other statutory festivals and holidays, the following day after the festivals and holidays should be considered as the last day, except for the completion date. The deadline of the last day of the time limit is 24:00 of that day.

2)  The Contract Files and the Explanation Order

     18.24 The contract files should be explainable by each other. Despite agreed separately in the special clauses, the contract files and the explainable orders are as follows:

1)	The written agreement or file regarding the negotiation and revision to the purchasing of relevant equipment/material of Party A and Party B during the execution of this contract;
2)	This contract;
3)	Notice of winning the bid (if this contract is concluded according to the bidding)
4)	The bidding letter, bidding file and its appendix (if this contract is concluded according to the bidding)
5)	Standards, regulations and relevant technique files
6)	Drawings and (or) the samples
7)	The building project list
8)	The project quotation or the budge letter
9)	Other files included in this contract are listed in the Special Clauses of part 3 of this contract.

18.25

Under circumstance that the contents of the contract file are not clear or contradictable which do not affect the normal schedule of building project due to delivery, Party A and Party B should solve the problem by negotiation. If the negotiation fails, the two parties can handle the dispute according to the general clauses 10.2.

3)	Words, Language and the Laws, Standards and Regulations Applicable.

	18.26	Words and language: The files of this contract are using Chinese words and language to write, explain and specify.

	18.27	The applicable laws and regulations: Laws and regulations of People’s Republic of China.

	18.28	The applicable standards and regulations:

Party A and Party B specify the name of the applicable national standards and regulations in the special clauses; to specify the name of the applicable district standards and regulations if there are no national standards and regulations. Party B should provide two copies of the agreed standards and regulations to Party A and Party C according to the time specified in the special clauses.

If there are no relative standards and regulations domestically, Party A should provide technical standards and quality requirement to Party B according to the time specified in the special clauses, Party B proposes the manufacturing technique according to agreed time and requirement, and start to execute upon the approval by Party A. And it should be approved by Party C with regard to the color, pictures or usage functions. If Party A requires applying the abroad standards and regulations, Party A should provide the Chinese version.

The expenditure for purchasing, translating the standards and regulations or making the building technique should be afforded by Party B.

4)            Drawings and Samples

18.29 Under circumstance that Party B needs to design and manufacture according to the drawings provided by Party A, Party A should provide the drawings to Party B or authorize Party C to provide the drawings to Party B according to the date and quantity specified in the special clauses. 18.30 If Party B needs to add up the quantity of the drawings, the provider of the drawings should copy for Party B at Party B’s cost.

18.31 Party C has confidential requirement to this project. Party B should perform the obligation of confidentiality of the drawings, Party B can not pass the drawings of this project to the third party without permission of Party C. Despite using for file keeping, other drawings should be returned to Party C upon delivery of the products. Party C and Party B agree that no confidentiality fee should be applied.

18.32 Party B should provide a set of complete drawings upon delivery for the relative people of the supervising company, Party A and Party C to use during inspection.

18.33 If the drawings are designed by Party B, Party B should provide two copies each to Party A and Party C. But the clauses 4.3 and 4.4 are still applicable.

18.34 Under circumstance that the drawings and materials provided by Party A are not complete, Party B should provide a list of the supplemented drawings and materials and the time to Party A, the list should specify the detailed names of the drawings and materials should be supplemented and the deadline which will not affect the manufacturing schedule. Party B should inform Party A by written notice as soon as possible, if the delivery of products is delayed because Party B does not propose the above requirement in time, the loss caused by the delay are to be afforded by Party B.

18.35 At the same time of signing the contract, Party B should put the confirmed equipment/material samples in the office of Party A, the supervising company or Party C or an agreed location. The supervising company will verify whether the material used during the building process by Party B conforms to Party A and Party C’s requirement according to the samples. The cost of the samples is already included in the contract price.

18.36 Under circumstance that Party B manufactures according to the sample provided by Party A and Party C, Party B can not transfer the equipment/material samples to other people without permission of Party A and Party C and should return the samples upon delivery of the products.

19.	Incorruption Requirement

	19.1	Party A, Party B and Party C and relative staff must obey the following regulations and principles:

     1) Obey strictly the relevant laws, regulations of the Communist Party and the country and the rules about incorruption building;

     2) The business activities of the three parties should follow the principles of open, fairly, honest and transparent.

     3) Any party has the right and obligation to remind the other party to amend discovering that another party has behavior of breaching the relevant laws and regulations and rules of incorruption in business activities.

     4) Any party has the right to suggest to punish the party and to be informed of the result discovering any of the three parties has serious behavior breaching the clauses agreed in this agreement.

19.2	The corruption rules Party C should obey:

     1) Party C (including all the departments belong to Party C, same as below) and its staff can not accept pickings such as kickback, introduction fees, handling fees in any form.

     2) Party C and its staff can not ask for or accept cash gift, securities, valuable presents, or communication tools, transportation vehicles, high-class office supplies and other property.

     3) Party C and its staff can not write-off any expenses which should be afforded by Party C or private from Party A and Party B.

     4) Party C and its staff can not require or join dinners and entertainment activities arranged by Party A or Party B which would possibly affect the fairness of the business.

     5) Party C and its staff can not require of accept convenience provided by Party A or Party B such as house decoration, marriage, funeral, work arrangement for relatives and abroad travel.

     6) Party C and its staff can not seek for illegitimate interests by introducing building company or material suppliers to Party A and Party B by any reason.

     7) The staff of Party C can not lower the standards of the material and equipment delivered because of accepting corruption from Party A and Party B by any form.

     8) The staff of Party C can not work for Party A and Party B to introduce financing, pooling, or as a guarantee company.

     9) The staff of Party C can not do part time managing job in Party A and Party B which will breach the rules, and take part in the economic activities related to the inside managing activity of Party A and Party B.

     10) Party C and its staff can not conduct any other activities which will breach the regulations of incorruption.

19.3	The corruption rules Party A and Party B should obey:

     1) Party A and Party B (including all the departments belong to Party A and Party B, same as below) and its staff can not accept pickings such as kickback, introduction fees, handling fees in any form.

     2) Party A and Party B and its staff can not ask for or accept cash gift, securities, valuable presents, or communication tools, transportation vehicles, high-class office supplies and other property.

     3) Party A and Party B and its staff can not write-off any expenses which should be afforded by Party A and Party B or private from Party C.

     4) Party A and Party B and its staff can not require or join dinners and entertainment activities arranged by Party C which would possibly affect the fairness of the business.

     5) Party A and Party B and its staff can not require of accept convenience provided by Party C such as house decoration, marriage, funeral, work arrangement for relatives and abroad travel.

     6) Party A and Party B and its staff can not seek for illegitimate interests by introducing building company or material suppliers to Party C by any reason.

     7) The staff of Party A and Party B can not lower the standards of the material and equipment delivered because of accepting corruption from Party C by any form.

     8) The staff of Party A and Party B can not work for Party C to introduce financing, pooling, or as a guarantee company.

     9) The staff of Party A and Party B can not do part time managing job in Party C which will breach the rules, and take part in the economic activities relative to the inside managing activity of Party C.

    10) Party A and Party B and its staff can not conduct any other activities which will breach the regulations of incorruption.

19.4	Supervising right and obligation of Party A, Party B and Party C:

     1) Party A and Party B should stop the behavior of the staff of Party C and report to the discipline inspection department of Party C (Tel: Committee of Party and Discipline Inspection: 0755-25863100, Audit supervision department: 0755-25863378) discovering the staff of Party C have the behavior of breaching the rules of incorruption; Party A and Party B should cooperate actively while the discipline supervision department of Party C conducts investigation.

     2) Party C should stop the behavior of the staff of Party A and Party B and report to Party A discovering the staff of Party A and Party B have the behavior of breaching the rules of incorruption in order to get abnormal interest. Party B should cooperate actively while Party A and Party B conduct investigation.

19.5 Under circumstance that the staff of Party C breach the incorruption rules specified in this contract and leads to economic losses of Party A and Party B, Party C should return the illegal gain or abnormal interest to Party A and Party B and reimburse to the two parties; Meanwhile, Party C should conduct punishment to responsible staff such as criticize, educate, record a demerit, transfer, degrade, decapitation, expulse from the Party and discharge from office, if the behavior has breached the law and with serious nature and caused major economic loss, Party C should transfer the staff to jurisdiction department to investigate for criminal responsibility.

19.6 Under circumstance that Party A, Party B and its staff breach the incorruption rules specified in this contract, Party C has the right to choose below punishing measures according to the seriousness of the behavior:

     1) Party C has the right to require Party A and Party B to return its illegal gain or abnormal interest gained because of its behavior of corruption.

     2) Party C has the right to ask for penalty of breach of the contract 10 times of the corruption amount, under circumstance that Party A, Party B and its staff breach the rules of incorruption or corrupt the staff of Party C by illegal means which leads to breach of discipline of staff of Party C.

     3) Party C has the right to require Party A and Party B to replace the project manager appointed to Party C, withdraw the direct responsible person who breaches the rules of incorruption and do not arrange the person to do any other job relative to Party C.

     4) Under circumstance that Party A, Party B or its staff breach the incorruption rules specified in this contract and leads to economic losses of Party C, and if the contract has not be completed, Party C has the right to terminate the business contract, Party C has to right to require reimbursement from Party A and Party B with regards to the economic losses caused, meanwhile, Party C has the right to require the penalty for breach of the contract at 5% of the contract price from Party A and Party B and investigate for joint responsibility caused.

     5) Under circumstance that Party A, Party B or its staff breach the incorruption rules specified in this contract and leads to economic losses of Party C, and if the contract has been completed, Party C has the right to terminate the business contract, Party C has to right to require reimbursement from Party A and Party B with regards to the economic losses caused, meanwhile, Party C has the right to require the penalty for breach of the contract at 5% of the contract price from Party A and Party B and investigate for joint responsibility caused.

     6) Under circumstance that Party A, Party B or its staff breach the incorruption rules specified in this contract, Party C can record such behavior into the incorruption credibility file for Party A and Party B set up by Party C, as crucial reference for choosing business partners by Party C until terminating the cooperative relations with Party A and Party B and announce that Party A and Party B has been listed in the blacklist.

     7) Under circumstance that Party A, Party B or its staff breach the incorruption rules specified in this contract and the behavior has breach the law and with serious nature and cause major economic loss, Party C should transfer the staff to jurisdiction department to investigate for criminal responsibility.

20.	Other Clauses:

     • The effective using time limit of this product in normal condition is 5 years. Party B agrees to continue to provide mending service during the term from the free quality warranty to the end of the effective using time limit. Under circumstance that improper usage or other human factors leads to the malfunction of the product, Party B should provide mending service at fees equivalent to the cost; Party B would provide mending service or replacing the product free of charge.

     • Party A promises to Party B and Party C to provide cooperation in way specified in the Building Contract and afford the responsibility of management of the whole building site of the project and control of quality and time.

     • Party B promises to Party A and Party C to supply according to the agreement of the contract and afford the equipment/material quality warranty responsibility during the quality warranty period.

     • Party C promises to Party A and Party B to pay the contract price of the equipment/material in way specified in the contract and other expenses should be paid.

21.

Validity and Termination of the Contract

21.1

The way of validating the contract should be specified in the agreement by the three parties.

21.2

This project is terminated once Party A, Party B and Party C completed all the obligations of the contract.

21.3

After the termination of the contract, Party A, Party B and Party C should follow the principles of honest and faithful to perform the obligations such as informing, assisting and keeping confidentiality etc.

22.

Contract Copies

22.1

This contract is in 3 originals with the same validity, with Party A, Party B and Party C keeping one copy each.

22.2

This contract is in 6 copies, with Party A, Party B and Party C keeping two copies each.

22.3

Under circumstance that the original does not conform to the copy, follow the original.

Party A: SHENZHEN FIRST CONSTRUCTION ENGINEERING CO., LTD.
                    (Stamp)

Address:
Legal Person:Kunhe Huang
Tel:
Bank of Deposit:
Account Number:
Post Code:

Party B: SHENZHEN SKYRISE TECHNOLOGY CO., LTD
                    (Stamp)

Address: 4th Floor, Building 3, Maque Ling Industrial Zone, Nanshan District, Shenzhen
Legal Person: Mingchun Zhou
Tel: 0755-26012511
Bank of Deposit: Shenzhen Ping An Bank
Account Number: 0012100609731
Post Code:

Party C: SHENZHEN ZHENYE(GROUP) CO., LTD.
                    (Stamp)

Address:
Legal Person: Fuchuan Li
Tel:
Bank of Deposit:
Account Number:
Post Code:

8/1/2008